                                                                      EX-99.B11

Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A) (No. 33-16270) of Voyageur Funds, Inc. of our report dated December 4, 1997, included in the 1997 Annual Report to shareholders.



/s/ Ernst & Young LLP
------------------------
Ernst & Young LLP






Philadelphia, Pennsylvania
February 25, 1998

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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware - Voyageur U.S. Government Securities Fund

We have audited the accompanying statement of net assets and statement of assets and liabilities of Delaware - Voyageur U.S. Government Securities Fund as of October 31, 1997, and the related statement of operations, statement of changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the periods ended June 30, 1996 through October 31, 1996, and the financial highlights for the periods ended June 30, 1994, through October 31, 1996, were audited by other auditors whose report dated December 6, 1996, expressed an unqualified opinion on those statements and financial highlights.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware - Voyageur U.S. Government Securities Fund at October 31, 1997, the results of its operations, the changes in its net assets, and its financial highlights for the year then ended, in conformity with generally accepted accounting principles.

/s/Ernst & Young LLP
--------------------
Ernst & Young LLP

December 4, 1997




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KPMG Peat Marwick LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402



INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Voyageur Funds, Inc.:

We consent to the use of our report dated December 6, 1996 included herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                             /s/ KPMG Peat Marwick LLP
                                             ---------------------------
                                                 KPMG Peat Marwick LLP

Minneapolis Minnesota
February 26, 1998









   Member firm of
   Klywald Peat Marwick


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  KPMG Peat Marwick LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402



INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Voyageur Funds

We have audited the accompanying statements of changes in net assets of Voyageur U.S. Government Securities Fund (formerly a portfolio within Voyageur Funds, Inc.) for the four- months ended October 31, 1996 and the year ended June 30, 1996, and the financial highlights for the four-months ended October 31, 1996 and each of the years in the four-year period ended June 30, 1996. The statements of changes in net assets and the financial highlights are the responsibility of Fund management. Our responsibility is to express an opinion on the statements of changes in net assets and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the changes in net assets of Voyageur U.S. Government Securities Fund for the four-months ended October 31, 1996 and the year ended June 30, 1996, and the financial highlights for the periods stated in the first paragraph above, in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP
                                             ---------------------------
                                                 KPMG Peat Marwick LLP

Minneapolis Minnesota
December 6, 1996









   Member firm of
   Klywald Peat Marwick